As filed with the Securities and Exchange Commission on June 26, 2013
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Venaxis, Inc.
(Exact name of registrant as specified in its charter)

Colorado	84-1553387
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1585 South Perry Street Castle Rock, Colorado	80104
(Address of Principal Executive Offices)	(Zip Code)

VENAXIS, INC.
2002 STOCK INCENTIVE PLAN
(AMENDED AND RESTATED - JUNE 1, 2007), AS AMENDED
(Full title of the plan)

Jeffrey McGonegal
Chief Financial Officer
1585 South Perry Street
Castle Rock, Colorado  80104
(Name and address of agent for service)

(303) 794-2000
(Telephone number, including area code, of agent for service)

with a copy to:

Mary J. Mullany, Esquire
Ballard Spahr LLP
1735 Market Street
51st Floor
Philadelphia, Pennsylvania 19103
215-665-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non−accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, no par value	425,000 shares	$1.24	$527,000	$71.88

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock issuable under the equity plan described below in the event the number of outstanding shares of the Registrant is increased by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee.  In accordance with Rule 457(h) promulgated under the Securities Act, the price shown is based upon the average of the high and low prices reported for the Common Stock on the NASDAQ Capital Market on June 21, 2013.

PART II -

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

Venaxis, Inc. (the “Registrant”) is filing this registration statement to register an additional 425,000 shares of its common stock, no par value (“Common Stock”), for issuance under the Venaxis, Inc. 2002 Stock Incentive Plan, Amended and Restated on June 1, 2007, as amended (the “Plan”).  An amendment to increase in the number of shares available to be awarded under the Plan by 425,000 shares was described in the Registrant’s definitive proxy statement, filed with the United States Securities and Exchange Commission (the “Commission”) on April 29, 2013, and was approved by the Registrant’s shareholders on June 11, 2013.  The Registrant previously filed Registration Statements on Form S-8 to register 141,667 shares of Common Stock (File No. 333-143959), filed on June 22, 2007, 61,667 shares of Common Stock (File No. 333-165841), filed on April 1, 2010, 23,334 shares of Common Stock (File No. 333-171251), filed on December 17, 2010, 89,168 shares of Common Stock (File No. 333-183333), filed on August 8, 2012, and 1,200,000 shares of Common Stock (File No. 333-187537), filed March 26, 2013 authorized for issuance under the Plan.  All share amounts in the prior sentence reflect a 1-for-5 reverse split of its Common Stock effected by the Registrant on July 29, 2011, and a 1-for-6 reverse split of its Common Stock effected by the Registrant on June 20, 2012.  Pursuant to General Instruction E to Form S-8, Part I and Items 4-7 and 9 of Part II of the Registrant’s Registration Statement on Form S-8 (File No. 333-143959) are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.  Only those items of Form S-8 containing new information not contained in the earlier registration statement are presented herein.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, filed or to be filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Commission on March 26, 2013;

●	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, filed with the Commission on May 7, 2013;

●
the Registrant’s Current Reports on Form 8-K, filed with the Commission on January 7, 2013 (Items 8.01 and 9.01), on January 15, 2013 (Items 8.01 and 9.01), on March 18, 2013 (Items 8.01 and 9.01), on March 26, 2013 (Items 8.01 and 9.01), on April 18, 2013 (Items 5.02 and 9.01), on May 9, 2013 (Items 1.01, 2.03 and 9.01), on May 24, 2013 (Items 1.01, 8.01 and 9.01), on May 30, 2013 (Items 8.01 and 9.01), and on June 13, 2013 (Items 5.02, 5.03, 5.07 and 9.01); and

●
the description of the Registrant’s Common Stock on its Registration Statement on Form 8-A filed October 1, 2002, as amended by Form 8-A filed on August 27, 2007, as amended by Form 8-A/Amendment 1 on August 27, 2007.

In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  The statements required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.      EXHIBITS.

Exhibit
Number                 Description

4.1
2002 Stock Incentive Plan, Amended and Restated on June 1, 2007 (the “Plan”) (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on June 22, 2007).

4.2	Amendment to the Plan, dated June 9, 2008 (incorporated by reference to Exhibit 10.1.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009).

4.3	Amendment to the Plan, dated November 20, 2009 (incorporated by reference to Exhibit 10.1.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009).

4.4	Amendment to the Plan, dated November 22, 2010 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 29, 2010).

4.5	Amendment to the Plan, dated July 8, 2011 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 13, 2011).

4.6	Amendment to the Plan, dated May 22, 2012 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 24, 2012).

4.7	Amendment to the Plan, dated December 11, 2012 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 13, 2012).

4.8	Amendment to the Plan, dated June 11, 2013 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 13, 2013).

5.1	Opinion of Ballard Spahr LLP (filed herewith).

23.1	Consent of GHP Horwath, P.C. (filed herewith).

23.2	Consent of Ballard Spahr LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (see signatures page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Castle Rock, State of Colorado on June 26, 2013.

VENAXIS, INC.

By:           /s/ Stephen Lundy
Name:      Stephen T. Lundy
Title:        Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen T. Lundy and Jeffrey G. McGonegal, and each of them, as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Stephen Lundy	Chief Executive Officer, President and Director	June 26, 2013
Stephen T. Lundy	(principal executive officer)

/s/ Jeffrey McGonegal	Chief Financial Officer and Secretary	June 26, 2013
Jeffrey G. McGonegal	(principal financial officer and principal accounting officer)

/s/ Gail Schoettler	Non-Executive Chair of the Board	June 26, 2013
Gail S. Schoettler

/s/ Susan Evans	Director	June 26, 2013
Susan A. Evans

/s/ Daryl Faulkner	Director	June 26, 2013
Daryl J. Faulkner

/s/ John Landon	Director	June 26, 2013
John H. Landon

/s/ David Welch	Director	June 26, 2013
David E. Welch

/s/ Stephen Williams	Director	June 26, 2013
Stephen A. Williams